EXHIBIT 4.1

                             SUN MICROSYSTEMS, INC.

                         1989 FRENCH STOCK OPTION PLAN

                          (As Amended August 7, 1996)

         The following constitute the provisions of the 1989 French Stock Option Plan of Sun Microsystems, Inc.

         1. Purpose. The purpose of the Plan is to provide employees of Sun Microsystems France S.A. and the Company's other Designated Subsidiaries, if any, with an opportunity to purchase Common Stock of Sun through accumulated payroll deductions.

         2.    Definitions.

               (a)  "Board" shall mean the Board of Directors of Sun.

               (b) "Common Stock" shall mean the Common Stock, $.00067 par value, of Sun.

               (c) "Company" shall mean Sun Microsystems, Inc., a Delaware corporation.

               (d) "Compensation" shall mean all regular straight time gross earnings, including variable compensation for field sales personnel and incentive bonuses, overtime, shift premium, lead pay and automobile allowances, but excluding other compensation.

               (e) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

               (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

               (g) "Employee" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the French Company or one of the Designated Subsidiaries.

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               (h)  "Enrollment  Date" shall mean the first day of each Offering
Period.

               (i) "Exercise Date" shall mean the date one (1) day less than six (6) months, twelve (12) months, eighteen (18) months or twenty-four (24) months after the Enrollment Date of an Offering Period.

               (j) "Exercise Period" shall mean a peripd commencing on an Enrollment Date or on the day after an Exercise Date and terminating one day less than six (6) months later.

               (k) "French Company" shall mean Sun Microsystems France S.A., a French corporation.

               (1) "Offering Period" shall mean a period of twenty-four (24) months during which an option granted pursuant to the Plan may be exercised.

               (m)  "Option Price" shall mean the price  determined  pursuant to
Section 7(b) hereof.

               (n)  "Plan" shall mean this 1989 French Stock Option Plan.

               (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by Sun or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acguired by Sun or a Subsidiary.

               (p)  "Sun"  shall  mean  Sun   Microsystems,   Inc.,  a  Delaware
corporation.

         3.    Eligibility.

               (a) Any Employee as defined in Section 2 who shall be employed by the French Company on a given Enrollment Date shall be eligible to participate in the Plan.

               (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Sun or of any subsidiary of Sun, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of Sun and its subsidiaries to accrue at a rate which exceeds Twenty-Five

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Thousand Dollars  ($25,000) worth of stock  (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about November 1 and May 1 of each year commencing on or about March 1, 1989, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board of Directors of Sun shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

         5.    Participation.

               (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

               (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

         6.    Payroll Deductions.

               (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's aggregate Compensation during said Offering Period.

               (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

               (c) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. Except in the case of authorized leaves of absence which shall be governed by Section 10(c) below, the change in rate shall be effective at the beginning of the next Exercise Period following the Company's receipt of the new subscription agreement.

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

         7.    Grant of Option.

               (a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of shares of Sun's Common Stock determined by dividing such Employee's payroll deductions accumulated during such Offering Period and prior to such Exercise Date by the Option Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $50,000 by the fair market value of a share of Sun's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The option shall be automatically exercised on the Exercise Dates during the Offering Period, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period. Fair market value of a share of Sun's Common Stock shall be determined as provided in Section 7(b) herein.

               (b) The Option Price per share of the shares offered in a given Offering Period shall be the greater of (i) 85% of the fair market value of a share of the Common Stock of Sun on the Enrollment Date, or (ii) an amount egual to 80% of the average closing price per share of the Common Stock of Sun (determined as set forth below) for the twenty (20) consecutive trading days preceding the Enrollment Date and including the Enrollment Date as the twentieth
(20th) day if such date is a trading day. The fair market value of Sun's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal.

         8. Exercise of Option. The participant's option for the purchase of shares will be exercised automatically on each Exercise Date of each Offering Period, and the maximum number of full shares subject to option will be purchased for such participant at the applicable Option Price with the accumulated payroll deductions in his or her account, unless prior to such Exercise Date the participant has withdrawn from the Offering Period as provided in Section 10. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her. Any amount remaining in the participant's account after an Exercise Date shall be held in the account until the next Exercise Date in such Offering Period, unless the Offering Period has been oversubscribed or has terminated with such Exercise Date, in which case such amount shall be refunded to the participant.

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

         9. Delivery. As promptly as practicable after each Exercise Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

         10.   Withdrawal; Termination of Employment.

               (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. Such notice shall state whether the participant is only withdrawing from the applicable Exercise Period or entirely from the Offering Period. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the current Exercise Period or Offering Period (as specified in the notice) will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Exercise Period or Offering Period, as applicable. If a participant withdraws from an Exercise Period, payroll deductions will not resume at the beginning of the succeeding Exercise Periods within the same Offering Period unless written notice is delivered to the Company in substantially the form of Exhibit C hereto within the open enrollment period preceding the commencement of the Exercise Period directing the Company to resume payroll deductions.

               (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of an Exercise Period for any reason, including retirement or death, the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such participant's option will be automatically terminated.

               (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company or the French Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to such participant and such participant's option terminated; provided that (i) if an Employee shall take an unpaid leave of absence approved by the Company or the French Company in accordance with Section 2(f) of this Plan of more than thirty (30) days during an Offering Period in which the Employee is a participant, he or she will be deemed to have withdrawn from the applicable Exercise Period on the thirty-first
(31st) day of such leave, and (ii) if an Employee shall take a paid leave of absence approved by the Company or the French Company in accordance with Section 2(f) of this - Plan of more than ninety (90) days during - an Offering Period in which the Employee is a participant, he or she will be deemed to have withdrawn from the applicable Exercise Period on the earlier of (aa) the ninety-first
(91st) day if the Employee is paid for the entire ninety (90) day leave, or (bb) the last day upon which the Employee is paid provided he or she is paid for at least thirty (30) days. On the date upon which the Employee shall be deemed to have withdrawn from the applicable Exercise Period, the payroll deductions credited to his or her account will be returned to him or her, but he or she shall continue to be a participant in the applicable Offering Period during such authorized leave of absence until and unless such authorized leave of absence terminates without his or her returning to his or her employment with the French Company.

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

               (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

         11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         12.   Stock.

               (a) The maximum number of shares of Sun's Common Stock which shall be made available for sale under the Plan shall be 430,000 shares, subject to adjustment upon changes in capitalization of Sun as provided in Section 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, Sun shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

               (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

               (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         13. Administration. The Plan shall be administered by the Board of Sun or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

               (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

               (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

         14.   Designation of Beneficiary.

               (a)  A  participant   may  file  a  written   designation   of  a
beneficiary   who  is  to  receive  any  shares  and  cash,  if  any,  from  the participant's  account under the Plan in the event of

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

such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

               (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of Sun, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by Sun; provided, however, that conversion of any convertible securities of Sun shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by Sun of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

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

         In the event of the proposed dissolution or liquidation of Sun, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of Sun, or the merger of Sun with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

         The Board may, if it so determines in the-exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of Sun being consolidated with or merged into any other corporation.

         19. Amendment or Termination. The Board of Directors of Sun may at any time and for any reason terminate or amend the Plan. Except as provided in
Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of Sun and its shareholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for Sun with respect to such compliance.

               As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for Sun, such a representation is required by any of the aforementioned applicable provisions of law.

         22. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

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

                                   EXHIBIT A

                             SUN MICROSYSTEMS, INC.

                         1989 FRENCH STOCK OPTION PLAN

                             SUBSCRIPTION AGREEMENT

__      Original Application                      Enrollment Date: ___________
__      Change in Payroll Deduction Rate
__      Change of Beneficiary(ies)

1. _______________________________ hereby elects to participate in the Sun Microsystems, Inc. 1989 French Stock Option Plan (the "Stock Option Plan") and subscribes to purchase shares of Sun's Common Stock in accordance with this Subscription Agreement and the Stock Option Plan. All terms used herein shall have the meanings ascribed to them in the Stock Option Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday during the Offering Period in accordance with the Stock Option Plan.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Option Plan. I further understand that, except as otherwise set forth in the Stock Option Plan, shares will be purchased for me automatically on each Exercise Date unless I otherwise withdraw from an Exercise Period or from the Stock Option Plan by giving written notice to the Company for such purpose.

4. I have received a copy of Sun's most recent prospectus which describes the Stock Option Plan and a copy of the complete "Sun Microsystems, Inc. 1989 French Stock Option Plan." I understand that my participation in the Stock Option Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Stock Option Plan should be issued in the name(s) of:
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

6.   I hereby  agree to be bound by the  terms of the  Stock  Option  Plan.  The
     effectiveness  of  this   Subscription   Agreement  is  dependent  upon  my
     eligibility to participate in the Stock Option Plan.

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Option Plan:

NAME:  (Please print) _________________________________________________________
                        (First)               (Middle)             (Last)

_______________________________               _________________________________
Relationship
                                              _________________________________
                                              (Address)


NAME:  (Please print) _________________________________________________________
                        (First)               (Middle)             (Last)

_______________________________               _________________________________
Relationship
                                              _________________________________
                                              (Address)

Dated:_________________________               _________________________________
                                              Signature of Employee

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

                                   EXHIBIT C

                             SUN MICROSYSTEMS, INC.

                         1989 FRENCH STOCK OPTION PLAN

                      NOTICE TO RESUME PAYROLL DEDUCTIONS

     The undersigned participant in the Offering Period of Sun Microsystems, Inc. 1989 French Stock Option Plan which began on _______________ 19__ hereby notifies the Company to resume payroll deductions for his or her account at the beginning of the next Exercise Period within such Offering Period in accordance with the terms of the Subscription Agreement executed by the undersigned at the beginning of the Offering Period. The undersigned understands that he or she may change the payroll deduction rate or the beneficiaries named in such Subscript ion Agreement by submitting a revised Subscription Agreement.

                                   Name and Address of Participant


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                                   Signature


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                                   Date:
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